EXHIBIT 21.1





Subsidiaries of US Airways Group, Inc.
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  Airways Assurance Limited LLC
     Incorporated under the laws of Bermuda.

  Allegheny Airlines, Inc. (operates under the trade name "US Airways
   Express")
     Incorporated under the laws of the State of Delaware.

  Material Services Company, Inc.
     Incorporated under the laws of the State of Delaware.

  Piedmont Airlines, Inc. (operates under the trade name "US Airways
   Express")
     Incorporated under the laws of the State of Maryland.

  PSA Airlines, Inc. (operates under the trade name "US Airways Express")
     Incorporated under the laws of the State of Pennsylvania.

  Shuttle, Inc. (operates under the trade name "US Airways Shuttle")
     Incorporated under the laws of the State of Delaware.

  US Airways, Inc.
     Incorporated under the laws of the State of Delaware.

  US Airways Leasing and Sales, Inc.
     Incorporated under the laws of the State of Delaware.

  USLM Corporation
     Incorporated under the laws of the State of Delaware.